EX - 22.1
                         Subsidiaries of the Registrant

                                                      Jurisdiction of
                Name                                   Incorporation
                ----                                  ----------------

Bel Fuse Limited                                        Hong Kong

Bel Fuse Macau LDA                                      Macau

Bel Hybrids and Magnetics Inc.                          Indiana

Bel Delaware LLC                                        Delaware

Bel Fuse Europe Ltd.                                    United Kingdom

Bel Magnetics Ltd.                                      Texas

Bel Fuse America Inc.                                   Delaware

Bel Fuse Delaware Inc.                                  Delaware

Bel Fuse California Inc.                                Delaware

Bel Ventures Inc.                                       Delaware

Bel Power Products Inc.                                 Delaware

                         BEL FUSE INC. AND SUBSIDIARIES

                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS


           Column A                    Column B        Column C       Column D        Column E        Column F
           --------                    --------        --------       --------        --------        --------
                                                                     Additions
                                      --------------------------------------------------------------------------
                                                          -1            -2
                                                        Charged       Charged
                                      Balance at       to profit      to other                        Balance
                                       beginning       and loss       accounts       Deductions      at close
          Description                  of period       or income     (describe)      (describe)      of period
----------------------------          -----------      ----------   ------------    ------------     ----------
Year ended December 31, 2000
  Allowance for doubtful
    accounts                          $  661,000     $ 1,454,000      $    --  (a)   $1,170,000      $  945,000
                                      ==========     ===========      ========       ==========      ==========
  Allowance for excess and
    obsolete inventory                $1,542,000     $ 1,644,000      $    --  (a)   $  339,000      $2,847,000
                                      ==========     ===========      ========       ==========      ==========
Year ended December 31, 1999
  Allowances for doubtful
    accounts                          $  317,000     $   344,000      $    --        $      --       $  661,000
                                      ==========     ===========      ========       ==========      ==========
  Allowance for excess and
    obsolete inventory                $  764,000     $ 1,468,000      $    --  (a)   $ (690,000)     $1,542,000
                                      ==========     ===========      ========       ==========      ==========
Year ended December 31, 1998
  Allowance for doubtful
    accounts                          $  227,000     $    90,000      $    --        $      --       $  317,000
                                      ==========     ===========      ========       ==========      ==========
  Allowance for excess and
    obsolete inventory                $  522,000     $   242,000      $    --        $      --       $  764,000
                                      ==========     ===========      ========       ==========      ==========

(a)  Write offs.


                                       S-1